UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2011

ULURU Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-49670	41-2118656
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4452 Beltway Drive
Addison, Texas 75001
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 905-5145

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 1, 2011, ULURU Inc. (the “Company”) issued a press release announcing that the Annual Meeting of Shareholders has been adjourned with respect to Proposal No. 3, a proposal to authorize the Board of Directors to amend the Company’s Restated Articles of Incorporation at any time prior to July 31, 2011 to effect a reverse stock split of the Company’s outstanding common stock at a ratio to be determined by the Board of Directors but not to exceed 15 pre-reverse-split shares into one post-reverse-split share.  A copy of the press release is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 8.01 disclosure.

The information in Item 8.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in Item 8.01 of this Current Report, including Exhibit 99.1, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated June 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULURU Inc.

Date: June 1, 2011	By:	/s/ Terrance K. Wallberg
Terrance K. Wallberg
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated June 1, 2011.